UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

PSM HOLDINGS, INC.

(Name of the Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PSM HOLDINGS, INC.

5900 Mosteller Drive

Oklahoma City, OK 73112

(405) 753-1900

NOTICE OF SOLICITATION OF CONSENTS

April __, 2014

TO OUR SHAREHOLDERS:

This Notice of Solicitation of Consents and accompanying Consent Solicitation Statement are furnished to you by PSM Holdings, Inc., a Delaware corporation (the “Company” or “us” or “we” or “our”) in connection with the solicitation on behalf of our board of directors of written consents from the holders of the Company’s Common and Preferred Stock to take action without a shareholders’ meeting.

Our board of directors is requesting the holders of the Company’s Common and Preferred Stock to consent to the following proposal:

●

To amend the Company’s Certificate of Incorporation as set forth in the Certificate of Amendment attached as Appendix A to the accompanying Consent Solicitation Statement (the “Certificate Amendment”).

We have established the close of business on April __, 2014, as the record date for determining shareholders entitled to submit written consents.

We request that each shareholder complete, date and sign the enclosed written consent form and promptly return it the Company’s legal counsel by mail at 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095, by email at jamie@vancelaw.us, or by fax at (801) 446-8803. To be counted, your properly completed written consent must be received before 5:00 p.m. Mountain Time, on May 5, 2014, subject to extension by our board of directors or to early termination of solicitations if a majority approval is received.

Failure to return the enclosed written consent will have the same effect as a vote against the proposal. We recommend that all shareholders consent to the proposal, by marking the box entitled “FOR” with respect to the proposal on the enclosed written consent form, and sending the written consent to us. If you sign and send in the written consent form but do not indicate how you want to vote as to the proposal, your consent form will be treated as a consent “FOR” the proposal.

Consents may be revoked by shareholders at any time before the time that we receive and accept the written consent of the holders of a majority of the outstanding shares of Common and Preferred Stock of the Company entitled to vote.

By Order of the Board of Directors

_____________________________________

Jeffrey R. Smith, Chairman

PSM HOLDINGS, INC.

5900 Mosteller Drive

Oklahoma City, OK 73112

(405) 753-1900

CONSENT SOLICITATION STATEMENT

General

This Consent Solicitation Statement is being furnished in connection with the solicitation of written consents of the shareholders of PSM Holdings, Inc., a Delaware corporation (the “Company” or “us” or “we” or “our”) with regard to the following proposal:

●

To amend the Company’s Certificate of Incorporation as set forth in the Certificate of Amendment attached as Appendix A to the accompanying Consent Solicitation Statement (the “Certificate Amendment”).

This Consent Solicitation Statement contains important information for you to consider when deciding how to vote on these matters. Please read it carefully.

Our board of directors has approved the proposal and has chosen to seek to obtain shareholder approval of the proposal by written consent, rather than by calling a special meeting of shareholders, in order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the proposed corporate action as quickly as possible. Written consents are being solicited from all of our shareholders pursuant to Section 228 of the Delaware General Corporation Law.

Voting materials, which include this Consent Solicitation Statement and a written consent form, are being mailed to all shareholders on or about April __, 2014. Our board of directors has set the close of business on April __, 2014, as the record date for the determination of shareholders entitled to act with respect to the consent action (the “Record Date”). As of the Record Date, the Company had ____ shares of Common Stock outstanding of record representing ____ votes held by approximately ____ registered holders of record, 3,700 shares of Series A Preferred Stock outstanding of record representing 15,416,667 votes, 2,000 shares of Series B Preferred Stock outstanding of record representing 8,333,333 votes, 1,800 shares of Series C Preferred Stock outstanding of record representing 22,500,000 votes, and 1,400 shares of Series D Preferred Stock outstanding of record representing 17,500,000 votes for a total of ____ votes.

How to Submit Consents; Expiration Date

Shareholders of record who desire to consent to the proposal may do so by delivering the applicable written consent to us by hand, mail, email, facsimile or overnight courier, in accordance with the instructions contained in the written consent. If your shares are held in street name, voting will depend on the voting processes of your broker, bank, or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive directly from the holder of record.

If the written consent is properly completed and signed, the shareholder will be deemed to have consented to the proposal. Failure to return the enclosed written consent form will have the same effect as a vote against approval of the proposal.

Written consents by the shareholder(s) must be executed in exactly the same manner as the name(s) appear(s) on the stock certificates. If stock certificates to which a written consent relates are held of record by two or more joint holders, all such holders must sign the written consent. If a signature is by a trustee, executor, administrator, guardian, proxy, attorney-in-fact, officer of a corporation or other record holder acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to us of such person’s authority so to act. If stock certificates are registered in different names, separate written consents must be executed covering each form of registration.

FOR A WRITTEN CONSENT TO BE VALID, A SHAREHOLDER MUST COMPLETE, SIGN, DATE AND DELIVER THE WRITTEN CONSENT (OR PHOTOCOPY THEREOF) FOR SUCH HOLDER’S SHARES TO THE COMPANY’S LEGAL COUNSEL. SUCH WRITTEN CONSENT MAY BE DELIVERED TO THE COMPANY’S LEGAL COUNSEL BY HAND, MAIL, EMAIL, FACSIMILE OR OVERNIGHT COURIER.

All written consents that are properly completed, signed and delivered to our legal counsel before the Expiration Date (as defined below), subject to extension by our board of directors, and not revoked before our acceptance of the written consents, will be accepted.

The term “Expiration Date” means 5:00 p.m. Mountain Time, on May 5, 2014, unless the Requisite Consents, as defined below, are received before such date, in which case this solicitation will expire on the date that such Requisite Consents are obtained, and such earlier date shall be the Expiration Date.

Final results of this solicitation of written consents will be published in a Form 8-K filed with the SEC after the Expiration Date unless the Requisite Consents are received prior to the Expiration Date.

Notwithstanding anything to the contrary set forth in this Consent Solicitation Statement, we reserve the right, at any time before the Expiration Date, to amend or terminate the solicitation, or to delay accepting written consents.

If you have any questions about the consent solicitation or how to vote or revoke your written consent, or if you should need additional copies of this Consent Solicitation Statement or voting materials, please contact Kevin Gadawski, a director of the Company, at (405) 753-1900.

Revocation of Consents

Written consents may be revoked or withdrawn by the shareholders at any time before the Expiration Date. To be effective, a written, facsimile, or email revocation or withdrawal of the written consent must be received by our legal counsel before such time and addressed as follows: PSM Holdings, Inc., Attn: Legal Counsel, 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095; by email at jamie@vancelaw.us, or by facsimile at (801) 446-8803. A notice of revocation or withdrawal must specify the shareholder’s name and the number of shares being withdrawn. After the Expiration Date, all written consents previously executed and delivered and not revoked will become irrevocable.

Solicitation of Consents

Our board of directors is sending you this Consent Solicitation Statement in connection with its solicitation of consents to approve the Certificate Amendment. Officers and directors of the Company and their affiliates holding approximately __% of the voting control of the Company have indicated their intent to provide consents for approval of the items set forth herein. Certain directors, officers and employees of our Company may solicit written consents by mail, email, telephone, facsimile or in person. Our Company will pay for the costs of solicitation. We expect to pay the reasonable expenses of brokers, nominees and similar record holders in mailing voting materials to beneficial owners of our Common and Preferred Stock.

PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION

A copy of the Certificate of Amendment is attached as Appendix A to this Proxy Statement.

General

On April __, 2014, the board of directors, by unanimous written consent, approved an amendment to the Certificate of Incorporation of the Company increasing the total common shares authorized from 100,000,000 to 150,000,000, par value $.001 per share.

Purpose for Increase of Authorized Shares

On April 1, 2014, the Company entered into a Stock Purchase Agreement (the “SPA”) providing for the issuance and sale of $1,800,000 of the Company’s Series C 6% Convertible Preferred Stock (1,800 shares) at a purchase price of $1,000 per share (the “Series C Preferred Stock”) and $1,400,000 of the Company’s Series D 6% Convertible Preferred Stock (1,400 shares) at $1,000 per share (the “Series D Preferred Stock”).

In connection with the closing of the SPA, the Company amended the original Stock Purchase Agreement dated February 3, 2013 (the “Original SPA”), entered into in connection with the sale of the Series A Preferred Stock and Series B Preferred Stock. The amendment included waivers by the holders of the Series A Preferred Stock and Series B Preferred Stock granting a 60-day limited waiver of the Company’s obligations under the Original SPA to maintain a reserve from its duly authorized shares of Common Stock for the issuance of the shares which equal 130% of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock Preferred Stock and Series B Preferred Stock so that the Company may amend its Certificate of Incorporation to increase the number of authorized and unissued shares of Common Stock to be reserved for issuance upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock.

As a result of the issuance of the shares of Series C Preferred Stock and Series D Preferred Stock described above, and the restating of the conversion price of the Series A Preferred Stock and Series B Preferred Stock, the Company does not have sufficient shares of Common Stock to reserve for 130% of the shares issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock as required in the SPA and the Original SPA. Pursuant to the terms of these agreements, the Company is required to amend its Certificate of Incorporation to increase the number of authorized shares of Common Stock within 60 days following closing of the SPA to provide sufficient reserved shares.

In the event any securities are issued in the future, shareholders may suffer dilution to their ownership of the Company at the time of the issuance of the securities to the extent that assets of equal value as the fair market value of the shares being issued is not received. No additional corporate action is needed to issue any additional securities. The Company may even issue securities as a defensive mechanism in order to attempt to stop a hostile takeover by another company although there is no plan to do so at this time.

Interest of Certain Persons in the Certificate Amendment

No one who has been a Company director or executive officer since the beginning of our last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Certificate Amendment that is not shared by all other holders of the Company’s Common and Preferred Stock, except for as stated above.

VOTING PROCEDURES

Vote(s) Required; Insider Voting Intentions

In order for the proposal to be approved pursuant to Delaware law, we must receive the written consent of a majority of the votes underlying the outstanding shares of Common and Preferred Stock (46,609,130 votes) (the “Requisite Consents”). Each share of Common Stock entitles the holder of record to one vote. Each share of Preferred Stock entitles the holder to the number of votes as determined on an as-converted basis. Failure to vote (return a written consent form) at all will have the effect of a vote against the proposal. Abstentions will have the effect of a vote against the proposal. Broker non-votes will have the effect of a vote against the proposal.

Each member of current management owning shares of the Company, which in the aggregate represent approximately __% of the voting control of the Company, has indicated an intent to give written consent (as shareholder) in favor of the proposal. We will not follow through with the proposal unless we also receive the written consent of a majority of the votes underlying shares of Common and Preferred Stock which would be duly outstanding on the Record Date.

Our board of directors recommends that you vote (give written consent) “FOR” the proposal.

Procedure for Implementing the Proposal

The Certificate Amendment would become effective upon (i) the filing by us with the Delaware Secretary of State of a Certificate of Amendment to the Certificate of Incorporation, reflecting the Certificate Amendment, and (ii) 20 days have passed since this Consent Solicitation Statement was sent to shareholders.

No Appraisal Rights

Under Delaware law and our charter documents, holders of our Common Stock will not be entitled to dissenters’ rights or appraisal rights with respect to the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our Common Stock as of April 17, 2014 of (i) each person who is known to us to be the beneficial owner of more than five percent of our Common Stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and named executive officers; and (iii) our directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
Jeffrey R. Smith 5900 Mosteller Drive Oklahoma City, OK 73112	5,418,791	(2)	17.22%
Kevin Gadawski	989,174	(3)	3.25%
5900 Mosteller Drive
Oklahoma City, OK 73112
Michael Margolies	37,916,667	(4)	54.00%
5900 Mosteller Drive Oklahoma City, OK 73112
James C. Miller 5900 Mosteller Drive Oklahoma City, OK 73112	2,612,500	(5)	8.41%
Ron Hanna 5900 Mosteller Drive Oklahoma City, OK 73112	3,121,208	(6)	9.92%
James Pulsipher 5900 Mosteller Drive Oklahoma City, OK 73112	1,472,673	(7)	4.98%
Jared Peterson 5900 Mosteller Drive Oklahoma City, OK 73112	914,254	(8)	3.08%
Executive Officers and Directors as a Group (11 Persons)	54,793,778		71.13%
Edward Kenmure 5900 Mosteller Drive Oklahoma City, OK 73112	1,765,595		6.00%
Cindy Smith 5900 Mosteller Drive Oklahoma City, OK 73112	5,418,791	(9)	17.22%
LB Merchant PSMH-1, LLC(10) 455 NE D-337 Delray Beach, FL 33483	15,466,667	(10)	34.39%
LB Merchant PSMH-2, LLC(11) 455 NE D-337 Delray Beach, FL 33483	22,500,000	(11)	43.30%
Richard Carrington 450686 Grand Avenue Afton, OK 74331	2,812,500	(12)	8.99%

(1) This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table. As of April 17, 2014, we had 29,468,259 shares outstanding.

(2) Includes 70,000 shares owned by companies controlled by Mr. Smith and for which he has 50% of the voting and investment power. Also includes 1,960,000 shares owned by Cindy Smith, his wife, 347,801 shares held in his brokerage account, and 2,000,000 shares issuable upon exercise of warrants held by Mr. Smith.

(3) Includes 962,680 shares issuable upon the exercise of warrants held by Mr. Gadawski.

(4) Includes 2,731,620 shares issuable upon the exercise of warrants held by Mr. Margolies, 50,000 shares issuable upon the exercise of warrants for which entity Mr. Margolies is managing member, 15,461,667 shares issuable upon conversion of the Series A Preferred Stock for which entity Mr. Margolies is managing member, 22,500,000 shares issuable upon conversion of the Series C Preferred Stock for which entity Mr. Margolies is managing member, and 39,741 shares for which entity Mr. Margolies is managing member.

(5) Includes 1,000,000 shares held by a trust for the benefit of Mr. Miller and for which he is a trustee, 50,000 shares issuable upon the exercise of warrants held by Mr. Miller, and 1,562,500 shares issuable upon the conversion of outstanding notes issued to Mr. Miller.

(6) Includes 15,000 shares held by a company owned by Mr. Hanna and for which he has sole voting and investment power, 401,112 held in a brokerage account, 481,144 held by other stockholders but Mr. Hanna has voting control, and 2,000,000 shares issuable upon exercise of warrants held by Mr. Hanna.

(7) Includes 100,000 shares issuable upon exercise of warrants held by Mr. Pulsipher.

(8) Includes 200,000 shares issuable upon exercise of warrants held by Mr. Peterson, 250,000 shares held in an IRA, and 11,250 shares held in a brokerage account.

(9) Includes 3,458,791 shares beneficially owned by her husband, Jeffrey R. Smith and included above in his beneficial holdings.

(10) Mr. Margolies as Managing Member has voting control of the shares owned by LB Merchant PSMH-1, LLC. Includes 15,461,667 shares issuable upon conversion of the Series A Preferred Stock and 50,000 shares issuable upon the exercise of warrants.

(11) Mr. Margolies as Managing Member has voting control of the shares owned by LB Merchant PSMH-2, LLC. Includes 22,500,000 shares issuable upon conversion of the Series C Preferred Stock.

(12) Includes 1,000,000 shares held by a trust for the benefit of Mr. Carrington and for which he is a trustee, 1,562,500 shares issuable upon the conversion of outstanding notes issued to Mr. Carrington, 50,000 shares issuable upon the exercise of warrants held by Mr. Carrington, and 200,000 shares issuable upon the exercise of warrants held by an entity which is an affiliate of Mr. Carrington’s.

CHANGE OF CONTROL

We are currently not aware of any arrangements the operation of which may at a subsequent date result in a change in control of the Company.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Consent Solicitation Statement to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of such shareholders. Also, we will promptly deliver a separate copy of this Consent Solicitation Statement and future shareholder communication documents to any shareholder at a shared address to which a single copy of this Consent Solicitation Statement was delivered, or deliver a single copy of this Consent Solicitation Statement and future shareholder communication documents to any shareholder or shareholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Shareholders also may address future requests regarding delivery of Consent Solicitation Statements, proxy statements and annual reports by contacting us at the address noted above.

STOCKHOLDER PROPOSALS

There are no proposals by any security holder which are or could have been included within this consent solicitation.

We did not hold an annual meeting of shareholders for the fiscal year ended December 31, 2013 and, as such, the deadline for submitting shareholder proposals for inclusion in our proxy statement for our next annual meeting will be a reasonable time before we begin printing and distributing our proxy materials for our next annual meeting.

All shareholder proposals should be submitted to the attention of our Secretary at the address of our principal executive offices. We urge you to submit any such proposal by a means which will permit proof of the date of delivery, such as certified mail, return receipt requested.

By Order of the Board of Directors

____________________________________

Jeffrey R. Smith

Chairman

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

PSM HOLDINGS, INC.

The Certificate of Incorporation of PSM Holdings, Inc., a Delaware corporation, is hereby amended as follows:

1.     Section 3.1 of Article III of the Certificate of Incorporation is amended in its entirety to read as follows:

Authorized Shares. The total number of shares of stock which the corporation shall have authority to issue is 150,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.001 per share.

WRITTEN CONSENT OF SHAREHOLDER OF

PSM HOLDINGS, INC.,

a Delaware corporation

The undersigned shareholder of PSM Holdings, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Solicitation of Consents and accompanying Consent Solicitation Statement, each dated April __, 2014. The undersigned hereby consents (by checking the FOR box) or declines to consent (by checking the AGAINST box or the ABSTAIN box) to the adoption of the following recitals and resolution:

☐  FOR                        ☐  AGAINST                   ☐  ABSTAIN

WHEREAS, the board of directors of the Company has determined that it is in the best interests of the Company and its shareholders to amend the Company’s Certificate of Incorporation, in the form of the Certificate of Amendment (the “Certificate Amendment”) attached as Appendix A to the Consent Solicitation Statement that accompanies this Consent, and has referred the same to the shareholders of the Company for approval by written consent; and

WHEREAS, the board of directors of the Company has recommended that the shareholders vote “FOR” the below resolution, which it has deemed is in the best interests of the Company and its shareholders.

NOW, THEREFORE, IT IS RESOLVED, that the shareholders of the Company hereby approve the Certificate Amendment, in the form attached as Appendix A to the Consent Solicitation Statement that accompanies this Consent.

This Written Consent action may be executed in counterparts. Failure of any particular shareholder(s) to execute and deliver counterparts is immaterial so long as the holders of a majority of the voting power of the outstanding shares of the Company do execute and deliver counterparts.

This Consent is solicited by the Company’s board of directors.

IN WITNESS WHEREOF, the undersigned has executed this Consent on April __, 2014.

_________________________________________________________

Print name(s) exactly as shown on Stock Certificate(s)

_________________________________________________________

Signature (and Title, if any)

_________________________________________________________

Signature (if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS CONSENT TO RONALD N. VANCE & ASSOCIATES, LEGAL COUNSEL FOR PSM HOLDINGS, INC., AT 1656 REUNION AVENUE, SUITE 250, SOUTH JORDAN, UTAH 84095. You may submit your consent by email to jamie@vancelaw.us. You may also submit your consent by facsimile to (801) 466-8803.

Important Notice Regarding the Availability of Consent Materials. The Consent Solicitation Statement is available on the SEC’s website at www.sec.gov.